Exhibit 99.1

Date:	Tuesday, February 17, 2009

Release Date:	For Immediate Release

For more information contact:

Gregory L. Gibson/ CEO	Daniel C. Ayscue/ CEO
1st Financial Services Corporation	AB&T Financial Corporation
828/697-3100	704/867-5828
ggibson@Mountain1st.com	dayscue@alliancebankandtrust.com

AB&T Financial Corporation to merge with 1st Financial Services Corporation

Gastonia and Hendersonville, North Carolina – AB&T Financial Corporation, Gastonia, North Carolina (OTCBB: ABTO), the parent company of Alliance Bank & Trust Company, and 1st Financial Services Corporation, Hendersonville, North Carolina (OTCBB: FFIS), the parent company of Mountain 1st Bank & Trust Company, today jointly announced that they have entered into a definitive agreement whereby AB&T Financial Corporation will merge with and become part of 1st Financial Services Corporation. Under the terms of the agreement, AB&T Financial Corporation shareholders will exchange each of their approximately 2,678,205 shares of common stock for 1.175 1st Financial Services Corporation common shares and approximately 369,636 stock options for options to purchase shares of 1st Financial common stock on the same basis. The merger is designed to be a tax free exchange. Cash will be paid in lieu of fractional shares. The transaction would have a total value of approximately $17 million, based on the recent trading price for 1st Financial Services Corporation shares. The terms of exchange represent pro forma ownership in the resulting combined institution of approximately 37.8% and 62.2% for AB&T Financial Corporation and 1st Financial Services Corporation shareholders, respectively, on a diluted basis. Closing of the merger, which is expected to occur in the second or third quarter of 2009, is subject to certain conditions, including approval by the shareholders of both companies and regulatory approval.

Alliance Bank & Trust Company, which opened in Gastonia, North Carolina in 2004, has approximately $170 million in assets and $24.5 million in tangible common equity and operates four North Carolina banking offices, in Gastonia (2), Kings Mountain and Shelby. In announcing the transaction, Dan Ayscue, Chief Executive Officer of AB&T Financial Corporation, said “We couldn’t be more excited about this partnership. Alliance Bank & Trust was founded to take advantage of the economic growth emanating from

North Carolina’s Charlotte/Mecklenburg market into surrounding communities such as Gaston and Cleveland Counties. Over the last five years, Alliance has put together a solid team of professional bankers which we expect to remain in place after the combination, a loyal customer base, and a very strong capital position. We believe that our partnership with 1st Financial will provide us access to additional capital, technology and expertise in the products and services that we need to fully take advantage of the competitive opportunities in our market. We also believe Mountain 1st’s community bank culture is extremely strong. It is important to us and the success of this partnership that the leadership of both companies share a vision on how best to serve our shareholders, customers, and employees. We have a high degree of confidence in the Mountain 1st team to meld our two organizations and continue building a great North Carolina banking franchise.”

Greg Gibson, Chief Executive Officer of 1st Financial Services Corporation, stated: “We believe a partnership with AB&T Financial Corporation and their team is an exceptionally good fit which brings a number of advantages to 1st Financial and Mountain 1st because:

•	Complementary Cultures:
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We believe that the corporate culture of the team at Alliance is very similar to that of Mountain 1st. This culture drives the customer service aspects of our business model and is largely responsible for the growth of Mountain 1st over the past five years. We believe the existing culture of the Alliance team will fit well with that of Mountain 1st.

•	Alliance Bank’s Growth:
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Alliance Bank’s growth in markets adjoining those of Mountain 1st has already reached an initial point of critical mass so that we believe the momentum for quality asset growth and profitability is present.

•	Enhanced Capital:
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AB&T’s equity base will increase our already strong capital level. Together our combined approximate $880 million in assets will be supported by approximately $71 million in tangible common equity and $20 million in preferred equity. In the current economic environment, we believe that a strong capital base is essential in maintaining a strong bank and in maintaining the ability to continue to grow and capitalize on opportunities presented in this environment.

•	Enhanced Retail Network, Efficiencies and Additional Management Strength and Depth:
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AB&T’s operations nicely complement Mountain 1st’s North Carolina franchise, as we enter the Gaston County market for the first time. The demographics of AB&T’s local markets are, on average, even better than some of our own existing markets, and again, the fit of this partnership is excellent in that the geography of the combined company’s footprint will be contiguous and efficiencies will exist with respect to marketing and management. We believe Dan and his team will bring a great deal of additional depth and talent to our existing management team and look forward to working with them. After the merger, 1st Financial will operate in eleven western North Carolina counties and, at almost $900 million in assets, will be one of the twenty largest independent banking companies headquartered in the state.”

Gibson added, “At this level, we believe, the larger company can achieve some significant operating efficiencies by combining the two companies; we are expecting economies of approximately 20% of AB&T’s non-interest expenses. We also expect to leverage AB&T’s excess capital with good loans relatively quickly and lower their cost on certain borrowed funds. As a result, we expect the transaction to be accretive to 1st Financial’s common earnings per share in the first full year of combined operations.”

AB&T will be merged into 1st Financial in the transaction. Alliance Bank & Trust Company and Mountain 1st Bank & Trust Company will continue to operate under independent charters immediately following the transaction.

AB&T Financial Corporation is a one-bank holding company for Alliance Bank & Trust Company. As of December 31, 2008, the Company had, on a consolidated basis, approximately $170 million in assets, $140 million in loans, $121 million in deposits and $28 million in stockholders’ equity. AB&T Financial Corporation shares are traded on the OTCBB under the symbol ABTO.

1st Financial Services Corporation is the parent of Mountain 1st Bank & Trust Company. Established in 2004, Mountain 1st is a North Carolina state-chartered bank with fifteen offices in ten western North Carolina counties. As of December 31, 2008, 1st Financial had, on a consolidated basis, approximately $707 million in assets, $571 million in loans, $591 million in deposits and $63 million in stockholders’ equity. 1st Financial Services Corporation has approximately 5 million outstanding shares, which are traded on the OTCBB under the symbol FFIS.

AB&T Financial Corporation is being represented by FIG Partners, LLC as financial advisor and Gaeta & Eveson, P.A. as legal counsel. 1st Financial Services Corporation is being represented in the merger transaction by The Carson Medlin Company as financial advisor and Ward and Smith, P.A. as legal counsel.

This joint press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933) about 1st Financial Services Corporation (“1st Financial”), AB&T Financial Corporation (“AB&T”) and the proposed merger of AB&T with 1st Financial. Those statements include, but are not limited to: (1) statements about the benefits of the proposed merger (including future financial and operating results, cost savings, and enhanced revenues), (2) statements regarding 1st Financial’s and AB&T’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “will,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects,” “would be,” “continues,” and similar expressions. These statements are based upon the current beliefs and expectations of 1st Financial’s and AB&T’s management and they are subject to significant risks and uncertainties. Actual or future results or events may differ from those set forth in the forward-looking statements.

The following risks and other factors, among others, could cause actual results or events to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements: (1) that the businesses of 1st Financial’s and AB&T’s will not be integrated successfully or that the process of integrating their businesses may be more difficult, time-consuming or costly than expected; (2) that expected revenue synergies and cost savings from the merger may not be fully realized or may not be realized within the expected time frame; (3) that revenues following the merger may be lower than expected; (4) that deposit attrition, operating costs, customer loss and business disruption following the merger, including without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) that required governmental approvals of the merger will not be obtained on its proposed terms and schedule; (6) that 1st Financial’s and AB&T’s stockholders will not approve the merger; (7) that competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) that the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the loan portfolio and allowance for loan losses of the combined bank; (9) that there will be changes in the U.S. legal and regulatory framework; and (10) that there will be adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined bank’s business and operating results.

Additional factors that could cause 1st Financial’s and AB&T’s results to differ materially from those described in the forward-looking statements can be found in reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by 1st Financial and AB&T with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to 1st Financial and AB&T or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. 1st Financial and AB&T do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed merger will be submitted to the shareholders of 1st Financial and AB&T for their consideration and approval. 1st Financial will file a registration statement, a prospectus (which will be combined with 1st Financial’s and AB&T’s joint proxy statements) and other related documents with the SEC concerning the proposed merger. The joint proxy statement/prospectus and other relevant materials, as well as any amendments or supplements to those documents and any other filings containing information about 1st Financial or AB&T, will contain important information, and 1st Financial’s and AB&T’s shareholders are urged to read those documents when they become available and before making any voting or investment decision with respect to the proposed merger. You will be able to obtain a free copy of the joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by 1st Financial and/or AB&T at the SEC’s Internet site ( In addition, you may obtain copies of the joint proxy statement/prospectus, any SEC filings that will be incorporated by reference in the joint proxy statement/prospectus, and any other documents filed with the SEC by 1st Financial, without charge, by directing a request to the Chief Financial Officer, 1st Financial Services Corporation, 101 Jack Street, Hendersonville, N.C. 28792, telephone (828) 697-3100. You may obtain copies of any documents filed with the SEC by AB&T, without charge, by directing a request to the President, AB&T Financial Corporation, 292 West Main Avenue, Gastonia, N.C. , 28052, telephone 704-867-5828.

1st Financial and AB&T, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of 1st Financial and AB&T in favor of the proposed merger. Information about 1st Financial’s and AB&T’s directors and executive officers and their respective ownership of 1st Financial’s and AB&T’s capital stock is contained in the proxy statement that will be distributed by 1st Financial and AB&T in connection with the merger, which will be filed with the SEC. Additional information regarding the interests of those participants in the proposed merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES. ANY OFFER WILL BE MADE ONLY BY THE JOINT PROXY STATEMENT/PROSPECTUS.

SOURCE: AB&T Financial Corporation and 1st Financial Services Corporation

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